Exhibit 99.1

CONTACT:	Thomas M. Friel, (800) 544-2411 or (702) 495-4210

Executive Vice President, Chief Accounting Officer and Treasurer

Lori B. Nelson, (800) 544-2411 or (702) 495-4248
Director of Corporate Communications

FOR IMMEDIATE RELEASE:          December 19, 2007

VETERAN GAMING EXECUTIVE KEVIN KELLEY JOINS STATION CASINOS AS
CHIEF OPERATING OFFICER

LAS VEGAS — Station Casinos, Inc. (“Station” or the “Company”) today announced that Kevin L. Kelley will be rejoining the Company as executive vice president and chief operating officer, effective January 7, 2008.

Kelley brings nearly thirty years of gaming experience to Station, including ten years with the Company, during which time he served in several leadership roles, including president of Westside Operations overseeing five hotel/casino properties.  In addition to his ten years’ of experience with the Company, Kelley’s experience includes serving as president and chief operating officer of the Hard Rock Hotel and Casino in Las Vegas and, most recently, serving as senior vice president for Las Vegas Sands Corp.

“I am thrilled to be returning to Station Casinos and excited to be part of the next chapter in the growth of the Company,” said Kelley.  “I know the Company well and have a great deal of respect for the business the Fertittas’ have built and the team members that make it all possible.”

“I am very pleased to be welcoming Kevin back to the Company,” said Lorenzo J. Fertitta, vice chairman and president.  “Kevin has the experience, knowledge and leadership to help us achieve the significant goals we have set for the Company.  He is a proven leader who has a track record of success at every level.”

Kelley succeeds William W. Warner in the role of executive vice president and chief operating officer. Warner recently resigned after serving with the Company for fourteen years in various leadership roles.

Company Information and Forward Looking Statements

Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station’s properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering.  Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Magic Star Casino, Gold Rush Casino and Lake Mead Casino in Henderson, Nevada.  Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley’s Casino & Brewing Company, The Greens and Renata’s Casino in Henderson, Nevada and a 6.7% interest in the joint venture that owns the Palms Casino Resort in Las Vegas, Nevada.  In addition, Station manages Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein.  Such risks and uncertainties include, but are not limited to, the outcome of any legal proceedings that have been, or will be, instituted against the Company related to the merger transaction; risks that the merger transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger transaction; the impact of the substantial indebtedness to be incurred to finance the consummation of the merger transaction; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2006, and its Registration Statement on Form S-3ASR File No. 333-134936.  All forward-looking statements are based on the Company’s current expectations and projections about future events.  All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.